FS Credit Real Estate Income Trust, Inc. 8-K

Exhibit 10.1

AMENDMENT NO. 5 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 5 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of August 29, 2019 (this “Amendment”), between and among FS CREIT FINANCE WF-1 LLC, a Delaware limited liability company (“Seller”), FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017 (as amended by (i) Amendment No. 1 to Master Repurchase and Securities Contract, dated as of April 26, 2018, between and among Seller, Buyer and Guarantor, (ii) Amendment No. 2 to Master Repurchase and Securities Contract, dated as of July 24, 2018, between and among Seller, Buyer and Guarantor, (ii) Amendment No. 3 to Master Repurchase and Securities Contract, dated as of November 30, 2018, between and among Seller, Buyer and Guarantor, (iv) Amendment No. 4 to Master Repurchase and Securities Contract, dated as of August 1, 2019, between and among Seller, Buyer and Guarantor, and (v) this Amendment, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Guarantee Agreement, dated as of August 30, 2017 (as amended pursuant to the terms of Amendment No. 1 to Guarantee Agreement, dated as of April 26, 2018, by and between Guarantor and Buyer (the “Guarantee Amendment”) and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Seller and Buyer have agreed to further amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Guarantor hereby agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor hereby agree as follows:

SECTION 1.

Repurchase Agreement Amendments.

(a)

The defined terms “Fee Letter”, “Initial Funding Expiration Date”, “Initial Maturity Date” and “Senior Interest”, each as set forth in Section 2.01 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Fee Letter”: The Second Amended and Restated Fee and Pricing Letter, dated as of August 29, 2019, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Initial Funding Expiration Date”: August 30, 2020.

“Initial Maturity Date”: August 30, 2020.

“Senior Interest”: (a) A senior or a controlling pari passu participation interest in a Whole Loan or a Non-Controlling Participation (i) that is evidenced by a Senior Interest Note, (ii) that represents an undivided participation interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, (iv) as to which there is no guaranty of payments to the holder of the Senior Interest Note or other form of credit support for such payments, and (v) as to which, except with respect to Non-Controlling Participations, the holder thereof maintains full control over all decisions with respect to the related Whole Loan (other than decision rights customarily granted to holders of junior interests), or (b) an “A note” in an “A/B structure” in a Whole Loan, in each case for which the Mortgaged Property has fully stabilized, as determined by Buyer.

(b)

Article 2 of the Repurchase Agreement is hereby amended by inserting the following new defined terms in correct alphabetical order:

“Delaware LLC Act”: means Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Dividing LLC”: means a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division”: means the division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division LLC”: means a surviving company, if any, and each resulting company, in each case that is the result of a Division.

“Non-Controlling Participation”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

(c)

Section 3.02 of the Repurchase Agreement is hereby amended by inserting the following additional sentence at the end thereof:

To the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause each such Division LLC to sell, transfer, convey and assign to Buyer on a servicing released basis and for no additional consideration all of each such Division LLC’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on each related Purchase Date of all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights.

(d)

Clause (d) of the proviso to the first sentence of the first paragraph of Section 3.04 of the Repurchase Agreement is hereby amended to change the phrase “in accordance with Section 3.08” to “in accordance with Section 3.07”.

(e)

The second paragraph of Section 3.04 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows

In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in Section 3.05, within two (2) Business Days, repurchase any Purchased Asset (A) that no longer qualifies as an Eligible Asset, as determined by Buyer, or (B) with respect to which, in the case of any Non-Controlling Participation, any material consent, waiver, forbearance, modification, supplement or amendment has been made to the related Whole Loan.

(f)

The first sentence of Section 8.03 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows

Seller shall not enter into any merger or consolidation or adopt, file, or effect a Division, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of the Equity Interests of Seller, without the consent of Buyer.

(g)

The third sentence of Section 8.04 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, (i) if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default, and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the Pledge Agreement.

(h)

Clause (l) of Section 9.01 of the Repurchase Agreement is hereby amended by inserting the following text “nor shall Seller adopt, file, or effect a Division” at the end thereof immediately preceding the semicolon.

(i)

Section 10.01 of the Repurchase Agreement is hereby amended by (I) deleting “and” and the end of clause (r) thereof, (II) deleting the period at the end of clause (s) thereof and inserting the text “; and” in lieu thereof and (III) inserting the following new clause (t) at the end thereof:

(t)

Seller adopts, files, or effects a Division.

SECTION 2.

Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (a) this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer may reasonably request, (b) Seller has paid to Buyer an extension fee in an amount equal to $187,500, and (c) Seller and Guarantor shall deliver to Buyer opinions of counsel to Seller, in favor of Buyer, in form and substance acceptable to Buyer and its counsel, with respect to the enforceability of this Amendment and the Second Amended and Restated Fee and Pricing Letter by and between Seller and Buyer dated of even date herewith, together with a currently-dated version (or a bring-down thereof) of the bankruptcy safe harbor opinion that was delivered to Buyer by counsel to Seller on the Closing Date.

SECTION 3.

Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of Seller and Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4.

Acknowledgements of Seller. Seller hereby acknowledges that (a) Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents, and (b) Seller has no defenses, counterclaims or set-offs with respect to any of its obligations under any of the Repurchase Documents.

SECTION 5.

Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 6.

Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 7.

No Novation, Effect of Agreement.  The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents.  It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 8.

Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 9.

Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 10.

GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

FS CREIT FINANCE WF-1, LLC, a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Michael P. Duncan
Name: Michael P. Duncan
Title: Director